Exhibit 99.1

Jive Software Announces Fourth Quarter and Full Year 2014 Financial Results

Q4 revenue of $47.7 million, up 21% year-over-year

FY14 revenue of $178.7 million, up 23% year-over-year

Palo Alto, Calif. – February 10, 2015 — Jive Software, Inc. (NASDAQ: JIVE), the world’s leading provider of modern communication and collaboration solutions for business, today announced financial results for its fourth quarter and fiscal year ended December 31, 2014.

“Jive reported fourth quarter and full year 2014 financial results that exceeded our expectations for both revenue and profitability,” said Elisa Steele, CEO & President of Jive. “During the quarter we won several exciting internal community customers in highly competitive situations, and also experienced strong market momentum with key JiveX wins. However, our short-term billings growth of 16% for the quarter was below our expectations.”

Steele added, “In 2015 we are aligning the entire organization to better capitalize on our market opportunity and grow faster over time. Specifically, we are simplifying our products and sales efforts around targeted use-case solutions that address discrete business problems for a broader array of customers. We believe this approach will enable customers to more quickly realize the improvement Jive’s industry-leading solutions can have on the ability of their employees, customers and partners to connect, communicate and collaborate. We believe this strategy can deliver improved operational and financial performance over time.”

Fourth Quarter 2014 Financial Highlights

•	Revenue: Total revenue for the fourth quarter was $47.7 million, an increase of 21% on a year-over-year basis. Within total revenue, product revenue was $43.6 million for the fourth quarter, an increase of 22% on a year-over-year basis. Professional services revenue for the fourth quarter was $4.1 million, an increase of 17% on a year-over-year basis.

•	Non-GAAP Billings: Short-term billings, which Jive defines as revenue plus the change in short-term deferred revenue, were $61.5 million for the fourth quarter, an increase of 16% year-over-year. Total billings, which Jive defines as revenue plus the change in short and long-term deferred revenue, was $61.1 million, an increase of 4% on a year-over-year basis.

•	Gross Profit: GAAP gross profit for the fourth quarter was $30.3 million, compared to $24.7 million for the fourth quarter of 2013. Non-GAAP gross profit was $32.5 million for the fourth quarter, an increase of 21% year-over-year, and non-GAAP gross margin was 68%.

•	Loss from Operations: GAAP loss from operations for the fourth quarter was $11.4 million, compared to a loss of $22.0 million for the fourth quarter of 2013. Non-GAAP loss from operations was $4.1 million, compared to non-GAAP loss from operations of $10.5 million for the fourth quarter of 2013.

•	Net Loss: GAAP net loss for the fourth quarter was $12.1 million, compared to a net loss of $22.3 million for the same period last year. GAAP net loss per share for the fourth quarter was $0.17, based on 72.4 million weighted-average shares outstanding, compared to a net loss per share of $0.32, based on 68.8 million weighted-average shares outstanding for the same period last year.

Non-GAAP net loss for the fourth quarter was $4.8 million, compared to a net loss of $10.7 million for the same period last year. Non-GAAP net loss per share for the fourth quarter was $0.07, based on 72.4 million weighted-average shares outstanding, compared to a net loss per share of $0.16, based on 68.8 million weighted-average shares outstanding for the same period last year.

•	Balance Sheet and Cash Flow: As of December 31, 2014, Jive had cash and cash equivalents and marketable securities of $121.1 million, compared to $129.1 million as of September 30, 2014. Cash used from operations was ($8.1) million and the company invested $1.4 million in capital expenditures, leading to free cash flow of ($9.5) million for the fourth quarter of 2014. Free cash flow was ($9.4) million for the fourth quarter of 2013. Free cash flow is defined as cash flows provided by operating activities minus cash flows used to purchase capital expenditures.

Full Year 2014 Financial Highlights

•	Revenue: Total revenue was $178.7 million for fiscal 2014, an increase of 23% on a year-over-year basis. Within total revenue, product revenue was $162.2 million for fiscal 2014, an increase of 23% on a year-over-year basis. Services revenue for fiscal 2014 was $16.5 million, an increase of 16% on a year-over-year basis.

•	Non-GAAP Billings: Short-term billings, which Jive defines as revenue plus the change in short-term deferred revenue, were $194.9 million for fiscal 2014, an increase of 14% on a year-over-year basis. Total billings, which Jive defines as revenue plus the change in short and long-term deferred revenue, were $191.9 million, an increase of 9% on a year-over-year basis.

•	Gross Profit: GAAP gross profit was $112.0 million fiscal 2014, compared to $90.5 million for fiscal 2013. Non-GAAP gross profit was $120.1 million for fiscal 2014, representing a year-over-year increase of 23% and a non-GAAP gross margin of 67%.

•	Loss from Operations: GAAP loss from operations was $55.0 million for fiscal 2014, compared to a loss of $76.0 million for fiscal 2013. Non-GAAP loss from operations was $17.3 million for fiscal 2014, compared to a loss of $36.3 million for fiscal 2013.

•	Net Loss: GAAP net loss for fiscal 2014 was $56.2 million, compared to a $75.4 million net loss for fiscal 2013. GAAP net loss per share for fiscal 2014 was $0.79 based on 70.8 million weighted-average shares outstanding, compared to a loss per share of $1.12 based on 67.4 million weighted-average shares outstanding for fiscal 2013.

Non-GAAP net loss for fiscal 2014 was $18.4 million, compared to a $37.1 million net loss for fiscal 2013. Non-GAAP net loss per share for fiscal 2014 was $0.26, based on 70.8 million weighted-average shares outstanding, compared to a non-GAAP net loss per share of $0.55 based on 67.4 million weighted-average shares outstanding for fiscal 2013.

•	Cash Flow: The Company used $9.7 million in cash from operations and invested $9.3 million in capital expenditures, leading to free cash flow of ($19.0) million for fiscal 2014. Free cash flow was ($16.9) million for fiscal 2013.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Fourth Quarter and Recent Business Highlights

•	Signed new and expanded customer relationships with Akamai, Anglo American, Athena Health, BCI, Cox Communications, Infusionsoft, Keysight Technologies, Logicalis, Michelin North America, Nokia Solutions and Networks, Orange, Philadelphia Insurance, Singapore Telecommunications, ServiceNow, Societe Generale, SunEdison, Telefonica Germany, Trimble Navigation, Virgin Media, among others.

•	Introduced three new mobile workstyle product experiences – Jive Daily, Jive Chime and Jive People – that ensure employees stay informed, connect in real-time across devices, and quickly find experts within a company. The new apps, which are purpose-built for employees’ specific communications and collaboration needs, can be used independently or leveraged collectively through simple interoperability to drive even greater knowledge and value for employees. The first product from the portfolio, Jive Daily, will be available February 18th, with Jive Chime and Jive People to follow in subsequent quarters.

•	Recognized as a Leader in the worldwide and European enterprise social networks market by IDC. Jive was also recognized as a Leader in social enterprise networking suites by Experton. These mark the seventh major independent research firm to name Jive as a leader in the enterprise communication and collaboration market and the eighth analyst report to name Jive a Leader in 2014.

•	Named Ofer Ben-David as Jive’s executive vice president of engineering. Mr. Ben-David brings nearly twenty years of product development, engineering and operations experience to Jive, most recently having served as the vice president of engineering at VMware, where he led the global central engineering organization.

Financial Outlook: As of February 10, 2015, Jive’s guidance for its first quarter and full year 2015 is as follows:

•	First Quarter 2015 Guidance:

•	Total revenue is expected to be in the range of $46.0 million to $47.0 million.

•	Non-GAAP loss from operations is expected to be in the range of $4.4 million to $5.4 million.

•	Non-GAAP loss per share is expected to be in the range of $0.05 to $0.07 based on approximately 73.9 million weighted-average diluted shares outstanding.

•	Full Year 2015 Guidance:

•	Total revenue is expected to be in the range of $195.0 million to $200.0 million.

•	Short-term billings is expected to grow in the range of 5% to 10%.

•	Non-GAAP loss from operations is expected to be in the range of $14.0 million to $18.0 million.

•	Non-GAAP loss per share is expected to be in the range of $0.22 to $0.29 based on approximately 75.0 million weighted-average diluted shares outstanding.

•	Free cash flow is expected to be in the range of negative $2.0 million to negative $7.0 million.

With respect to the Company’s expectations under “Financial Outlook” above, the Company has not reconciled non-GAAP loss from operations or non-GAAP loss per share to GAAP loss from operations and GAAP loss per share because the Company does not provide guidance for stock-based compensation, income taxes or amortization of intangible assets, which are reconciling items between those Non-GAAP and GAAP measures. As certain items that impact GAAP loss from operations and GAAP loss per share are out of the Company’s control and/or cannot be reasonably predicted, the Company is unable to provide such guidance. Accordingly, a reconciliation to GAAP loss from operations and GAAP loss per share is not available without unreasonable effort.

Quarterly Conference Call

Jive will host a conference call today at 2:00 p.m. PT (5:00 p.m. ET) to review the Company’s financial results for the fourth quarter and full year 2014, in addition to discussing the Company’s outlook for the first quarter and full year 2015. To access this call, dial 888-806-6224 (domestic) or 913-312-9335 (international) with conference ID 5500263. A live webcast of the conference call will be accessible from the Investor Relations section of Jive’s website at http://investors.jivesoftware.com/ and a replay will be archived and accessible at: http://investors.jivesoftware.com/events.cfm. A replay of this conference call can also be accessed through February 24, 2015, by dialing 877-870-5176 (domestic) or 858-384-5517 (international). The replay passcode is 5500263.

About Jive Software

Jive (NASDAQ: JIVE) is the leading provider of modern communication and collaboration solutions for business. Recognized as a leader by the industry’s top analyst firms in multiple categories, Jive enables employees, partners and customers to work better together. More information can be found at www.jivesoftware.com or the Jive News Blog.

Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles.

Non-GAAP gross profit, loss from operations, net loss and net loss per share exclude stock-based compensation expenses and amortization of acquisition related intangible assets. Total billings is defined by the Company as revenue plus the change in total deferred revenue. Short-term billings is defined as revenue plus the change in short-term deferred revenue. Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Safe Harbor Statement

“Safe Harbor” statement under Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, including statements concerning our financial guidance for the first fiscal quarter of 2015 and the full year of 2015, expectations regarding our strategy of driving improved financial and operational performance, the future growth of the social business market, and our belief that we are well positioned to build upon our momentum over time. The achievement of success in the matters covered by such forward-looking statements involves substantial risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results or events could differ materially from the results expressed or implied by the forward-looking statements we make.

The risk and uncertainties referred to above include, but are not limited to, risks associated with our limited operating history; expectations regarding the widespread adoption of social business platforms by enterprises; uncertainty regarding the market for social business platforms; changes in the competitive dynamics of our market; our ability to increase and predict new subscription; subscription renewal or upsell rates and the impact these rates may have on our future revenues; our ability to increase the pace at which we are able to add new customers, our reliance on our own controls and third-party service providers to host some of our products; the risk that our security measures could be breached and unauthorized access to customer data could be obtained; potential third party intellectual property infringement claims; and the price volatility of our common stock.

More information about potential factors that could affect our business and financial results is contained in our prospectus as filed with the Securities and Exchange Commission. Additional information will also be set forth in our quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We do not intend and undertake no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Contact:

Brian Denyeau

ICR

(646) 277-1251

brian.denyeau@icrinc.com

Media Contact:

Jason Khoury

Jive Software

(650) 847-8308

jason.khoury@jivesoftware.com

JIVE SOFTWARE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Revenues:
Product	$43,609	$35,829	$162,185	$131,507
Professional services	4,080	3,481	16,508	14,256

Total revenues	47,689	39,310	178,693	145,763
Cost of revenues:
Product	11,563	9,633	43,494	37,419
Professional services	5,780	4,959	23,179	17,873

Total cost of revenues	17,343	14,592	66,673	55,292

Gross profit	30,346	24,718	112,020	90,471
Operating expenses:
Research and development	12,779	14,359	52,275	55,742
Sales and marketing	23,286	25,935	90,141	86,083
General and administrative	5,639	6,464	24,633	24,613

Total operating expenses	41,704	46,758	167,049	166,438

Loss from operations	(11,358)	(22,040)	(55,029)	(75,967)
Other income (expense), net:
Interest income	54	65	205	249
Interest expense	(67)	(80)	(269)	(314)
Other, net	69	(54)	78	(349)

Total other income (expense), net	56	(69)	14	(414)

Loss before provision for (benefit from) income taxes	(11,302)	(22,109)	(55,015)	(76,381)
Provision for (benefit from) income taxes	788	176	1,138	(1,010)

Net loss	$(12,090)	$(22,285)	$(56,153)	$(75,371)

Basic and diluted net loss per share	$(0.17)	$(0.32)	$(0.79)	$(1.12)

Shares used in basic and diluted per share calculations	72,395	68,752	70,751	67,381

JIVE SOFTWARE, INC.

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31,	December 31,
	2014	2013
Assets
Current Assets:
Cash and cash equivalents	$20,594	$38,415
Short-term marketable securities	93,001	69,809
Accounts receivable, net of allowances	66,729	58,829
Prepaid expenses and other current assets	13,490	9,425

Total current assets	193,814	176,478
Marketable securities, noncurrent	7,542	33,443
Property and equipment, net of accumulated depreciation	12,986	21,379
Goodwill	29,753	29,753
Intangible assets, net of accumulated amortization	9,448	14,310
Other assets	9,314	572

Total assets	$262,857	$275,935

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,565	$6,412
Accrued payroll and related liabilities	6,622	7,469
Other accrued liabilities	8,246	8,478
Deferred revenue, current	128,592	112,432
Term debt, current	2,400	2,400

Total current liabilities	149,425	137,191
Deferred revenue, less current portion	31,947	34,905
Term debt, less current portion	3,600	6,000
Other long-term liabilities	1,288	1,605

Total liabilities	186,260	179,701
Commitments and contingencies
Stockholders’ Equity:
Common stock	7	7
Less treasury stock at cost	(3,352)	(3,352)
Additional paid-in capital	363,587	326,834
Accumulated deficit	(283,684)	(227,531)
Accumulated other comprehensive income	39	276

Total stockholders’ equity	76,597	96,234

Total liabilities and stockholders’ equity	$262,857	$275,935

JIVE SOFTWARE, INC.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Cash flows from operating activities:
Net loss	$(12,090)	$(22,285)	$(56,153)	$(75,371)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,808	3,972	15,458	15,774
Stock-based compensation	6,088	10,246	32,908	34,754
Change in deferred taxes	147	—	243	(1,351)
Loss on sale of property and equipment	19	10	19	10
(Increase) decrease, net of acquisitions, in:
Accounts receivable, net	(16,720)	(18,792)	(7,900)	(4,629)
Prepaid expenses and other assets	1,834	1,279	(4,084)	(1,437)
Increase (decrease), net of acquisitions, in:
Accounts payable	(3,516)	(2,336)	(2,622)	(2,669)
Accrued payroll and related liabilities	18	2,080	(883)	101
Other accrued liabilities	(990)	1,683	139	1,057
Deferred revenue	13,372	19,593	13,202	30,290
Other long-term liabilities	(21)	297	16	493

Net cash used in operating activities	(8,051)	(4,253)	(9,657)	(2,978)
Cash flows from investing activities:
Payments for purchase of property and equipment	(1,422)	(5,145)	(9,313)	(13,934)
Purchases of marketable securities	(11,951)	(26,015)	(91,987)	(111,700)
Sales of marketable securities	1,302	11,239	36,174	40,772
Maturities of marketable securities	11,750	20,579	57,324	84,934
Acquisitions, net of cash acquired	—	—	—	(11,047)

Net cash provided by (used in) investing activities	(321)	658	(7,802)	(10,975)
Cash flows from financing activities:
Proceeds from exercise of stock options	2,503	356	4,250	6,947
Taxes paid related to net share settlement of equity awards	(187)	(320)	(1,758)	(1,074)
Repayments of term loans	(600)	(600)	(2,400)	(2,400)
Earnout payment for prior acquisition	—	—	(576)	—

Net cash provided by (used in) financing activities	1,716	(564)	(484)	3,473

Net decrease in cash and cash equivalents	(6,656)	(4,159)	(17,943)	(10,480)
Effect of exchange rate changes	66	(32)	122	(60)
Cash and cash equivalents, beginning of period	27,184	42,606	38,415	48,955

Cash and cash equivalents, end of period	$20,594	$38,415	$20,594	$38,415

JIVE SOFTWARE, INC.

RECONCILIATION OF NON-GAAP INFORMATION

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Gross profit, as reported	$30,346	$24,718	$112,020	$90,471
Add back:
Stock-based compensation	1,151	1,161	4,276	3,450
Amortization related to acquisitions	955	972	3,835	3,626
Non-recurring acquisition expense	—	—	—	250

Gross profit, non-GAAP	$32,452	$26,851	$120,131	$97,797

Gross margin, non-GAAP	68%	68%	67%	67%

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Research and development, as reported	$12,779	$14,359	$52,275	$55,742
less:
Stock-based compensation	1,947	4,243	10,642	14,133
Amortization related to acquisitions	127	127	510	430
Non-recurring acquisition expense	—	100	—	150

Research and development, non-GAAP	$10,705	$9,889	$41,123	$41,029

As percentage of total revenues, non-GAAP	22%	25%	23%	28%

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Sales and marketing, as reported	$23,286	$25,935	$90,141	$86,083
less:
Stock-based compensation	1,697	3,075	10,850	10,614
Amortization related to acquisitions	129	129	517	433

Sales and marketing, non-GAAP	$21,460	$22,731	$78,774	$75,036

As percentage of total revenues, non-GAAP	45%	58%	44%	51%

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
General and administrative, as reported	$5,639	$6,464	$24,633	$24,613
less:
Stock-based compensation	1,291	1,767	7,138	6,557

General and administrative, non-GAAP	$4,348	$4,697	$17,495	$18,056

As percentage of total revenues, non-GAAP	9%	12%	10%	12%

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Loss from operations, as reported	$(11,358)	$(22,040)	$(55,029)	$(75,967)
Add back:
Stock-based compensation	6,086	10,246	32,906	34,754
Amortization related to acquisitions	1,211	1,228	4,862	4,489
Non-recurring acquisition expense	—	100	—	400

Loss from operations, non-GAAP	$(4,061)	$(10,466)	$(17,261)	$(36,324)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Loss before provision for (benefit from) income taxes, as reported	$(11,302)	$(22,109)	$(55,015)	$(76,381)
Add back:
Stock-based compensation	6,086	10,246	32,906	34,754
Amortization related to acquisitions	1,211	1,228	4,862	4,489
Non-recurring acquisition expense	—	100	—	400

Loss before provision for (benefit from) income taxes, non-GAAP	$(4,005)	$(10,535)	$(17,247)	$(36,738)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Net loss, as reported	$(12,090)	$(22,285)	$(56,153)	$(75,371)
Add back:
Stock-based compensation	6,086	10,246	32,906	34,754
Amortization related to acquisitions	1,211	1,228	4,862	4,489
Non-recurring acquisition expense	—	100	—	400
Tax benefit related to acquisitions	—	—	—	(1,351)

Net loss, non-GAAP	$(4,793)	$(10,711)	$(18,385)	$(37,079)

JIVE SOFTWARE, INC.

RECONCILIATION OF NON-GAAP INFORMATION

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Basic and diluted net loss per share, as reported	$(0.17)	$(0.32)	$(0.79)	$(1.12)
Add back:
Stock-based compensation	0.08	0.15	0.46	0.52
Amortization related to acquisitions	0.02	0.01	0.07	0.06
Non-recurring acquisition expense	—	—	—	0.01
Tax benefit related to acquisitions	—	—	—	(0.02)

Basic and diluted net loss per share, non-GAAP	$(0.07)	$(0.16)	$(0.26)	$(0.55)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Total revenues	$47,689	$39,310	$178,693	$145,763
Deferred revenue, current, end of period	128,592	112,432	128,592	112,432
Less: Deferred revenue, current, beginning of period	(114,777)	(98,602)	(112,432)	(87,698)

Short-term billings	$61,504	$53,140	$194,853	$170,497

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Total revenues	$47,689	$39,310	$178,693	$145,763
Deferred revenue, end of period	160,539	147,337	160,539	147,337
Less: Deferred revenue, beginning of period	(147,167)	(127,744)	(147,337)	(117,047)

Billings	$61,061	$58,903	$191,895	$176,053